UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TYLER TECHNOLOGIES INC
(Name of Registrant as Specified In Its Charter)

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Press Release Issued April 15, 2020
Tyler Technologies to Hold Virtual Annual Meeting of Shareholders for 2020
PLANO, Texas (April 15, 2020) - Tyler Technologies, Inc. (NYSE: TYL) will hold its 2020 Annual Meeting of Shareholders scheduled for Tuesday, May 12, 2020, at 9:30 a.m. CT, in a virtual-only format due to public health concerns related to the COVID-19 (coronavirus) pandemic and to support the health and safety of its shareholders and employees. Shareholders can participate via a live webcast but may not physically attend the meeting this year.

As described in the proxy materials for the Annual Meeting, shareholders as of the close of business on March 20, 2020, the record date, are entitled to participate in the Annual Meeting.

Shareholders can participate in Tyler’s Annual Meeting by visiting www.virtualshareholdermeeting.com/TYL2020 and entering the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability of proxy materials previously received. Shareholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the meeting. We encourage shareholders to log in to the website and access the webcast before the meeting’s start time.

All shareholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form, and notice of internet availability that were previously distributed will not be updated to reflect the change in meeting format and may be used to vote shares in connection with the Annual Meeting. Shareholders who have previously sent in proxies, or voted via telephone or by Internet, do not need to take any further action.

About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 26,000 successful installations across more than 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. A financially strong company, Tyler has achieved double-digit revenue growth every quarter since 2012. It was also named to Forbes' "Best Midsize Employers" list in 2019 and recognized twice on its "Most Innovative Growth Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com